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INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of W.H. Brady Co. on Form S-8 of our reports dated September 13, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of W.H. Brady Co. for the year ended July 31, 1996.


Deloitte & Touche LLP

DELOITTE & TOUCHE LLP
Milwaukee, Wisconsin

October 23, 1997